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                                  Diamond Hill
                                  ------------
                             Investment Group, Inc.


FOR IMMEDIATE RELEASE:
                                               Investor Contact:
                                               James F. Laird
                                               Chief Financial Officer
                                               614-255-3353
                                               E-mail: (jlaird@diamond-hill.com)

                    DIAMOND HILL ANNOUNCES PRIVATE PLACEMENT

     Columbus, Ohio --July 22, 2003, -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced the sale of 110,000 shares of the company's common stock at a price of $4.50 per share to company directors, officers and employees in a private placement. James F. Laird, chief financial officer stated, "This transaction increases the employee, officer and director ownership stake in Diamond Hill to nearly 15%, and it will increase the company's capital by $495,000 in a cost-effective manner."

     Ric Dillon, president of Diamond Hill stated "2003 is an important year for the company, as many of our investment funds will achieve three-year track records by year end, which is an important milestone to many prospective clients. We have built an outstanding investment team and have an excellent track record for all of our products since their respective inception dates. We expect to continue to experience growth in new clients and assets under management, ultimately leading to corporate profitability once scale is achieved."

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            375 North Front Street, Suite 300, Columbus, Ohio 43215
                         614-255-3333 o fax 614-255-3363